EXHIBIT 99.2

Excerpts from Goodrich Corporation written materials dated April 28, 2003 captioned “First Quarter 2003 Performance Review”.

FORWARD LOOKING STATEMENTS

Certain statements made in this presentation are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company’s future plans, objectives, and expected performance. The Company cautions readers that any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks, and actual results may differ materially.

Important factors that could cause actual results to differ include, but are not limited to, the extent to which the Company is successful in integrating TRW’s Aeronautical Systems businesses and achieving operating synergies, as well as other factors discussed in the Company’s filings with the Securities and Exchange Commission, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Company cautions you not to place undue reliance on the forward-looking statements contained in this presentation, which speak only as of the date on which such statements were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events.

Sales by Market Channel

1st Quarter 2003 Sales — $1,094M

Military & Space, OE & Aftermarket	—	26%
Airbus Commercial OE	—	15%
Boeing Commercial OE	—	10%
Large Commercial Aircraft Aftermarket	—	26%
Regional, Business & General Aviation OE & Aftermarket	—	12%
IGT & Other	—	7%
Heavy Airframe Maintenance	—	4%

Balanced business mix – about 45% aftermarket

Expectations for Goodrich 2003 Sales

	Pro-forma	Avg. Expected 2003 Growth
	2002 Sales
Sales by Market Channel	Mix	Prior	Current

Military and Space — OE and Aftermarket	26%	5 - 10%	5 - 10%
Boeing and Airbus OE Production	25%	(15 - 20%)	(15 - 20%)
Large Commercial Aircraft		Flat, up
Aftermarket	25%	slightly	(5 - 10%)
Regional, Business & General			OE – Down
Aviation OE and Aftermarket	13%	Flat	slightly;
			Aftmkt. –
			slightly up
Other – including IGT	7%	(0 - 5%)	(10%)
Heavy Airframe Maintenance	4%	(5%)	(>25%)

Goodrich Total – Sales Expectations	$4.6B	$4.4 – 4.5B	$4.3B

*     Pro-forma sales, including full year contribution of Aeronautical Systems, excludes discontinued operations of Avionics business. $3,809M as reported, plus $756M for Aeronautical Systems during first 9 months of 2002.

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